Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces First Quarter 2024 Financial Results

First Quarter Revenues and Earnings Per Share Ahead of Estimates

BURLINGTON, Mass, March 26, 2024 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal first quarter ended February 29, 2024.

First Quarter 2024 Highlights1:

•Revenue of $185 million increased 12% year-over-year on both an actual and a constant currency basis.
•Non-GAAP revenue of $185 million increased 12% year-over-year on an actual currency basis and 11% on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $571 million remained consistent year-over-year on a constant currency basis.
•Operating margin was 19% and non-GAAP operating margin was 42%.
•Diluted earnings per share was $0.51 compared to $0.53 in the same quarter last year, a decrease of 4%.
•Non-GAAP diluted earnings per share was $1.25 compared to $1.19 in the same quarter last year, an increase of 5%.

“It was another strong, steady quarter for Progress and I’m very pleased with our results, which again exceeded estimates and were driven by stable demand and continued resilience in renewals. I am also thrilled that we significantly fortified our balance sheet with a new revolving credit facility and a convertible notes offering,” said Yogesh Gupta, CEO of Progress. “These new arrangements lower our costs and provide Progress with significant capital and flexibility for accretive M&A for the coming years.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	February 29, 2024	February 28, 2023	% Change	February 29, 2024	February 28, 2023	% Change
Revenue	$184,685	$164,226	12%	$184,685	$165,611	12%
Income from operations	$35,006	$35,588	(2)%	$76,756	$72,432	6%
Operating margin	19%	22%	(300) bps	42%	44%	(200) bps
Net income	$22,639	$23,674	(4)%	$55,928	$52,759	6%
Diluted earnings per share	$0.51	$0.53	(4)%	$1.25	$1.19	5%
Cash from operations (GAAP) /Adjusted free cash flow (non-GAAP)	$70,504	$46,767	51%	$72,204	$46,871	54%

Other fiscal first quarter 2024 metrics and recent results included:

•Cash and cash equivalents were $133.2 million at the end of the quarter.
•Days sales outstanding was 50 days compared to 42 days in the fiscal first quarter of 2023 and 62 days in the fiscal fourth quarter of 2023.
•On March 19, 2024, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock, which will be paid on June 17, 2024 to shareholders of record as of the close of business on June 3, 2024.

“In addition to another strong quarter of financial results, we're very pleased with the recent closing of our $450 million convertible notes offering and a new $900 million credit facility. We used proceeds from the convertible notes offering to repay all previously outstanding bank debt, and now have three times more capacity on our new revolving credit facility,” said Anthony Folger, CFO. “These transactions give Progress substantial financial scale and greater flexibility to continue executing our Total Growth Strategy.”
1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

2024 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2024 and the fiscal first quarter ending February 29, 2024:

	Updated FY 2024 Guidance (March 26, 2024)		Prior FY 2024 Guidance (January 16, 2024)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$722 - $732	$722 - $732	$722 - $732	$722 - $732
Diluted earnings per share	$1.94 - $2.06	$4.65 - $4.75	$1.94 - $2.06	$4.58 - $4.68
Operating margin	19% - 20%	39% - 40%	19% - 20%	39% - 40%
Cash from operations (GAAP) / Adjusted free cash flow (non-GAAP)	$205 - $215	$205 - $215	$202 - $212	$202 - $212
Effective tax rate	20%	20%	21%	20%

Q2 2024 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$166 - $170	$166 - $170
Diluted earnings per share	$0.22 - $0.26	$0.93 - $0.97

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2024 business outlook compared to 2023 exchange rates on GAAP and non-GAAP revenue is approximately $2.0 million, and approximately $0.02 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q2 2024 business outlook compared to 2023 exchange rates on GAAP and non-GAAP revenue is approximately $0.5 million, and approximately $0.01 on GAAP and non-GAAP diluted Q2 2024 earnings per share. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal first quarter of 2024 at 5:00 p.m. ET on Tuesday, March 26, 2024. Participants must register for the conference call here: https://register.vevent.com/register/BI87e8a75fdf654aaf8e91ad2419ee7625. The webcast can be accessed at: https://edge.media-server.com/mmc/p/agraecam/. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our prior period results relates to Chef Software, Inc. which we acquired on October 5, 2020. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses and other - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Cyber incident and vulnerability response expenses, net
◦November 2022 Cyber Incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit Vulnerability, as more thoroughly described in our filings with the Securities and Exchange Commission since June 5, 2023, including our Form 10-K for the fiscal year ended November 30, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods associated with the MOVEit Vulnerability. We do not expect to incur additional costs associated with the November 2022 Cyber Incident as the investigation is closed. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annualized Recurring Revenue ("ARR") - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years and comprises the vast majority of our total revenue. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including future acquisition activity) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; (v) the results of inquiries, investigations and legal claims regarding the MOVEit Vulnerability remain uncertain and the ultimate resolution of these matters could result in losses that may be material to our financial results for a particular period; and (vi) our acquisitions may not be successful or may involve unanticipated costs or other integration issues that could disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (Nasdaq: PRGS) provides software that enables organizations to develop and deploy their mission-critical applications and experiences, as well as effectively manage their data platforms, cloud and IT infrastructure. As an experienced, trusted provider, we make the lives of technology professionals easier. Over 4 million developers and technologists at hundreds of thousands of enterprises depend on Progress. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 29, 2024	February 28, 2023	% Change
Revenue:
Software licenses	$64,100	$57,568	11%
Maintenance and services	120,585	106,658	13%
Total revenue	184,685	164,226	12%
Costs of revenue:
Cost of software licenses	2,731	2,452	11%
Cost of maintenance and services	22,219	17,501	27%
Amortization of acquired intangibles	7,859	6,264	25%
Total costs of revenue	32,809	26,217	25%
Gross profit	151,876	138,009	10%
Operating expenses:
Sales and marketing	39,111	33,754	16%
Product development	34,988	30,438	15%
General and administrative	21,344	18,786	14%
Amortization of acquired intangibles	17,389	13,611	28%
Cyber incident and vulnerability response expenses, net	987	2,692	(63)%
Restructuring expenses	2,349	1,397	68%
Acquisition-related expenses	702	1,743	(60)%
Total operating expenses	116,870	102,421	14%
Income from operations	35,006	35,588	(2)%
Other expense, net	(7,399)	(5,664)	31%
Income before income taxes	27,607	29,924	(8)%
Provision for income taxes	4,968	6,250	(21)%
Net income	$22,639	$23,674	(4)%

Earnings per share:
Basic	$0.52	$0.55	(5)%
Diluted	$0.51	$0.53	(4)%
Weighted average shares outstanding:
Basic	43,802	43,300	1%
Diluted	44,826	44,353	1%

Cash dividends declared per common share	$0.175	$0.175	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$986	$620	59%
Sales and marketing	2,312	1,495	55%
Product development	3,665	2,998	22%
General and administrative	5,501	4,639	19%
Total	$12,464	$9,752	28%

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	February 29, 2024	November 30, 2023
Assets
Current assets:
Cash and cash equivalents	$133,222	$126,958
Accounts receivable, net	88,811	125,825
Unbilled receivables	43,778	29,965
Other current assets	46,048	48,040
Total current assets	311,859	330,788
Property and equipment, net	14,081	15,225
Goodwill and intangible assets, net	1,160,815	1,186,379
Right-of-use lease assets	15,318	18,711
Long-term unbilled receivables	44,617	28,373
Other assets	26,658	23,307
Total assets	$1,573,348	$1,602,783
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$69,821	$92,805
Current portion of long-term debt, net	14,828	13,109
Short-term operating lease liabilities	9,821	10,114
Short-term deferred revenue, net	247,169	236,090
Total current liabilities	341,639	352,118
Long-term debt, net	321,115	356,111
Convertible senior notes, net	355,319	354,772
Long-term operating lease liabilities	11,208	13,000
Long-term deferred revenue, net	74,543	58,946
Other long-term liabilities	7,781	8,121
Shareholders’ equity:
Common stock and additional paid-in capital	372,710	371,017
Retained earnings	89,033	88,698
Total shareholders’ equity	461,743	459,715
Total liabilities and shareholders’ equity	$1,573,348	$1,602,783

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(In thousands)	February 29, 2024	February 28, 2023
Cash flows from operating activities:
Net income	$22,639	$23,674
Depreciation and amortization	27,544	22,142
Stock-based compensation	12,464	9,752
Other non-cash adjustments	1,327	(4,207)
Changes in operating assets and liabilities	6,530	(4,594)
Net cash flows from operating activities	70,504	46,767
Capital expenditures	(309)	(385)
Issuances of common stock, net of repurchases	(14,917)	(5,643)
Dividend payments to shareholders	(8,171)	(8,023)
Payments for acquisitions, net of cash acquired	—	(355,821)
Proceeds from the issuance of debt, net of payment of issuance costs	—	195,000
Principal payment on term loan and repayment of revolving line of credit	(33,437)	(1,719)
Other	(7,406)	(3,528)
Net change in cash and cash equivalents	6,264	(133,352)
Cash, cash equivalents and short-term investments, beginning of period	126,958	256,277
Cash, cash equivalents and short-term investments, end of period	$133,222	$122,925

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended
(In thousands, except per share data)	February 29, 2024	February 28, 2023
Adjusted revenue:
GAAP revenue	$184,685	$164,226
Acquisition-related revenue	—	1,385
Non-GAAP revenue	$184,685	$165,611

Adjusted income from operations:
GAAP income from operations	$35,006	$35,588
Amortization of acquired intangibles	25,248	19,875
Stock-based compensation	12,464	9,752
Restructuring expenses and other	2,349	1,397
Acquisition-related revenue and expenses	702	3,128
Cyber incident and vulnerability response expenses, net	987	2,692
Non-GAAP income from operations	$76,756	$72,432

Adjusted net income:
GAAP net income	$22,639	$23,674
Amortization of acquired intangibles	25,248	19,875
Stock-based compensation	12,464	9,752
Restructuring expenses and other	2,349	1,397
Acquisition-related revenue and expenses	702	3,128
Cyber incident and vulnerability response expenses, net	987	2,692
Provision for income taxes	(8,461)	(7,759)
Non-GAAP net income	$55,928	$52,759

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.51	$0.53
Amortization of acquired intangibles	0.56	0.45
Stock-based compensation	0.28	0.22
Restructuring expenses and other	0.05	0.03
Acquisition-related revenue and expenses	0.02	0.07
Cyber incident and vulnerability response expenses, net	0.02	0.06
Provision for income taxes	(0.19)	(0.17)
Non-GAAP diluted earnings per share	$1.25	$1.19

Non-GAAP weighted avg shares outstanding - diluted	44,826	44,353

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended
(In thousands)	February 29, 2024	February 28, 2023	% Change
Cash flows from operations	$70,504	$46,767	51%
Purchases of property and equipment	(309)	(385)	(20)%
Free cash flow	70,195	46,382	51%
Add back: restructuring payments	2,009	489	311%
Adjusted free cash flow	$72,204	$46,871	54%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2023	November 30, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$694.4	$722.0	4%	$732.0	5%
Acquisition-related adjustments - revenue	3.8	—	(100)%	—	(100)%
Non-GAAP revenue	$698.2	$722.0	3%	$732.0	5%

Fiscal Year 2024 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
GAAP income from operations	$134.7	$142.8
GAAP operating margins	19%	20%
Acquisition-related expense	3.4	3.4
Restructuring expense	3.7	3.7
Stock-based compensation	48.4	48.4
Amortization of acquired intangibles	89.0	89.0
Cyber incident and vulnerability response expenses, net	5.8	5.8
Total adjustments	150.3	150.3
Non-GAAP income from operations	$285.0	$293.1
Non-GAAP operating margin	39%	40%

Fiscal Year 2024 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2024
(In millions, except per share data)	Low	High
GAAP net income	$86.0	$92.2
Adjustments (from previous table)	150.3	150.3
Income tax adjustment(2)	(30.1)	(29.8)
Non-GAAP net income	$206.2	$212.7

GAAP diluted earnings per share	$1.94	$2.06
Non-GAAP diluted earnings per share	$4.65	$4.75

Diluted weighted average shares outstanding	44.4	44.8

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20%, calculated as follows:
	Fiscal Year Ending November 30, 2024
	Low	High
Non-GAAP income from operations	$285.0	$293.1
Other (expense) income	(27.2)	(27.2)
Non-GAAP income from continuing operations before income taxes	257.8	265.9
Non-GAAP net income	206.2	212.7
Tax provision	$51.6	$53.2
Non-GAAP tax rate	20%	20%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2024 GUIDANCE1
(Unaudited)

Fiscal Year 2024 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2024
(In millions)	Low	High
Cash flows from operations (GAAP)	$205	$215
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	5	5
Adjusted free cash flow (non-GAAP)	$205	$215

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2024 GUIDANCE1
(Unaudited)

Q2 2024 Revenue Guidance
	Three Months Ended	Three Months Ending
	May 31, 2023	May 31, 2024
(In millions)		Low	% Change	High	% Change
GAAP revenue	$178.3	$166.0	(7)%	$170.0	(5)%
Acquisition-related adjustments - revenue	0.9	—	(100)%	—	(100)%
Non-GAAP revenue	$179.2	$166.0	(7)%	$170.0	(5)%

Q2 2024 Non-GAAP Earnings per Share Guidance
	Three Months Ending May 31, 2024
	Low	High
GAAP diluted earnings per share	$0.22	$0.26
Acquisition-related expense	0.02	0.02
Restructure expense	0.01	0.01
Stock-based compensation	0.28	0.28
Amortization of acquired intangibles	0.53	0.53
Cyber incident and vulnerability response expenses, net	0.05	0.05
Total adjustments	0.89	0.89
Income tax adjustment	(0.18)	(0.18)
Non-GAAP diluted earnings per share	$0.93	$0.97